Exhibit 99.1

Reed’s, Inc. Provides Preliminary First Quarter 2020 Results and Reiterates Fiscal 2020 Annual Guidance

First Quarter 2020 Net Sales are Expected to Increase 4.2% to 6.5% YOY

First Quarter Modified EBITDA Estimated to Improve to Between ($1.8) Million to ($1.6) Million Compared to ($2.3) Million in the Prior Year

Reiterates Fiscal 2020 Core Brand Net Sales Growth Expectation of Approximately 10.0% YOY

NORWALK, CT, April 16, 2020 (GLOBE NEWSWIRE) — Reed’s Inc. (Nasdaq:REED), owner of the nation’s leading portfolio of handcrafted, all-natural beverages, today reiterated its fiscal 2020 net sales and gross margin guidance and provided preliminary financial results for the first quarter of fiscal 2020, as reflected in the Company’s Current Report on Form 8-K filed on April 15, 2020 with the Securities and Exchange Commission.

Estimated First Quarter 2020 Financial Results

●	Net sales are expected to increase between 4.2% to 6.5% to approximately $8.8 million to $9.0 million compared to $8.4 million in the prior year period;

●	Gross margin is estimated to be approximately 28.5% to 29.5% compared to 29.6% in the prior year;

●	Operating expense is expected to decrease 3.5% to 7.2% to approximately $5.0 million to $5.2 million compared to $5.4 million in the prior year period;

●	Operating expenses as a percentage of net sales are expected to improve to between 55.6% and 59.1% compared to 63.7% in the prior year;

●	Modified EBITDA is estimated to narrow by approximately 22.6% to 31.2% to a range of ($1.8) million to ($1.6) million from ($2.3) million in the prior year.

Fiscal 2020 Full Year Guidance

●	Fiscal 2020 core brand net sales are expected to increased approximately 10.0% to $37.2 million, compared to $33.8 million in the prior year;

●	Gross margin for the full year is expected to be approximately 32.0%, up from 23.3% in the prior year.

Four Week and Twelve Week Multi-Outlet Scan Performance Captured by IRI

Multi-Outlet scan performance captured by IRI showed strong growth in sales dollars for both Reed’s (+8.1%) and Virgil’s (+17.0%) for the 12-week period ended March 22, 2020 versus the same period last year. In the 4-week period ended March 22, 2020, the growth on both brands accelerated, with sales dollars increasing +26.2% on Reed’s and increasing +20.9% on Virgil’s versus the same time period last year. The growth in the 4-week period ended March 22, 2020 was driven by a +22.2% increase in all commodities volume to 38.6%, pricing growth of +12.6% to +$0.57/unit and velocity growth of +10.3% to 6.7 units per point of distribution.

This preliminary financial information and guidance has been prepared by our management and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. These estimated preliminary results are subject to completion of our customary quarterly financial closing and audit and review procedures and are not a comprehensive statement of our financial results for the three months ending March 31, 2020 and year ended December 31, 2020. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved in any future period.

Modified EBITDA

We present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, and one-time restructuring-related costs including employee severance and asset impairment. Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized in our 10-K for the period ended December 31, 2019, as filed with the SEC on March 18, 2020 and amended on April 8, 2020, and 10-Q for the period ended March 31, 2019, as filed with SEC on May 14, 2019. Readers are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, the reader should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

Three Months Ended March 31 2019
Net loss	$(3,264)

Modified EBITDA adjustments:
Depreciation and amortization	13
Interest expense	335
Stock option and other noncash compensation	606
Change in fair value of warrant liability	(47)
Severance	33
Total EBITDA adjustments	$940

Modified EBITDA	$(2,324)

About Reed’s, Inc.

Established in 1989, Reed’s is America’s best-selling Ginger Beer brand and has been the leader and innovator in the ginger beer category for decades. Virgil’s is America’s best-selling independent, full line of natural craft sodas. The Reed’s Inc. portfolio is sold in over 35,000 retail doors nationwide. Reed’s Ginger Beers are unique due to the proprietary process of using fresh ginger root combined with a Jamaican inspired recipe of natural spices and fruit juices. The Company uses this same handcrafted approach in its award-winning Virgil’s line of great tasting, bold flavored craft sodas.

For more information about Reed’s, please visit the Company’s website at: http://www.drinkreeds.com or call 800-99-REEDS. Follow Reed’s on Twitter, Instagram, and Facebook @drinkreeds.

For more information about Virgil’s please visit Virgil’s website at: http://www.virgils.com. Follow Virgil’s on Twitter and Instagram @drinkvirgils and on Facebook @drinkvirgilssoda.

Safe Harbor Statement

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACTS:

Investor Relations

Scott Van Winkle, ICR

(800) 997-3337 Ext 6

Or (617) 956-6736

Email: ir@reedsinc.com

www.reedsinc.com